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                                                                   EXHIBIT 10.51

                     ADDENDUM NO. 5 TO EMPLOYMENT AGREEMENT

      WHEREAS, Wyndham International, Inc. ("Employer") and Fred J. Kleisner ("Executive") are parties to that certain Executive Employment Agreement effective as of March 27, 2000, as amended by the Addenda thereto effective as of July 13, 2001, November 14, 2001, January 7, 2002 and January 28, 2002 (as so amended, the "Employment Agreement"); and

      WHEREAS, Employer and Executive wish to amend the Employment Agreement as specified in this Addendum No. 5 to the Employment Agreement (this "Addendum") for the purpose of encouraging the continuation of Executive's employment with Employer;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree that effective January 6, 2003, the Employment Agreement is amended as hereinafter set forth.

      1. Certain Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

      2. Amendment to Subparagraph 3(a). Subparagraph 3(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            (a) Base Salary. Executive shall receive an annual minimum base salary ("Base Salary"). Thereafter, Executive's Base Salary shall be redetermined at least thirty (30) days before each annual compensation determination date established by Employer during the Period of Employment but in any event no later than the first quarter of the applicable fiscal year (the "Annual Compensation Determination Date") in an amount to be fixed by the Board, but in no event shall such re-determined Base Salary (the "Adjusted Base Salary") be less than the Base Salary or Adjusted Base Salary, as the case may be, determined on the Annual Compensation Determination Date of the prior fiscal year. The Base Salary or, if applicable, the Adjusted Base Salary, shall be payable in substantially equal bi-weekly installments.

      3. Amendment to Subparagraph 3(b). The first paragraph of subparagraph 3(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            (b) Incentive Compensation. In addition to Base Salary or, if applicable, Adjusted Base Salary, Executive shall be eligible to receive in each fiscal year during the Period of Employment, on or about the Annual Compensation Determination Date (or earlier as provided in Paragraphs 8 and 9 of this Agreement), cash incentive compensation (the "Incentive Compensation") in an amount determined annually by the Compensation Committee of the Board based on individual performance, "Employer EBITDA Achievement" (as hereinafter defined), and total return to shareholders;


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      provided, that, for fiscal year 2003, Executive shall receive minimum
      Incentive Compensation in the amount of Ninety-Two Thousand Dollars ($92,000), payable to Executive in four (4) equal installments on each of April 1, July 1, and October 1 of that year and on January 1, 2004; for fiscal year 2004, Executive shall receive minimum Incentive Compensation of One Hundred, Seventeen Thousand Dollars ($117,000), payable to Executive in four (4) equal installments on each of April 1, July 1, and October 1 of that year and on January 1, 2005; and, for fiscal year 2005, Executive shall receive minimum Incentive Compensation in the amount of One Hundred, Forty-Two Thousand Dollars ($142,000), payable to Executive in four (4) equal installments on each of April 1, July 1 and October 1 of that year and on January 1, 2006 (collectively, "Minimum Incentive Compensation"). Incentive Compensation shall equal up to three (3) times the then current Base Salary or, if applicable, Adjusted Base Salary. "Employer EBITDA Achievement" is the degree to which the annual budget established by Employer for earnings before interest, taxes, depreciation and amortization is achieved. Notwithstanding the foregoing, Incentive Compensation shall equal at least one hundred fifty percent (150%) of the Base Salary or, if applicable, Adjusted Base Salary for any year in which Employer EBITDA Achievement is one hundred percent (100%) or more ("Target Incentive Compensation").

      4. Addition of Subparagraph 3(m). The following subparagraph is hereby added to the Employment Agreement immediately following subparagraph 3(l) of the Employment Agreement:

            (m) Retention Bonus. Except as otherwise provided herein, in consideration for the services to be provided by Executive to Employer from April 1, 2003 through March 31, 2006 (the "Retention Period"), Employer agrees to pay Executive a retention bonus (the "Retention Bonus") in the aggregate amount of Two Million Dollars ($2,000,000), with One Million, Five Hundred Thousand Dollars ($1,500,000) payable by Employer to Executive in a lump sum amount on January 7, 2003 and Five Hundred Thousand Dollars ($500,000) payable by Employer to Executive in a lump sum amount on January 1, 2004.

      5. Amendment to Subparagraph 7(e). Clause (C) of subparagraph 7(e) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            (C) any elimination of or involuntary reduction in Executive's Adjusted Base Salary, Minimum Incentive Compensation, if applicable, or Target Incentive Compensation;

      6. Amendment to Subparagraph 8(a). The first sentence of subparagraph 8(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following sentence:

            If Executive's employment terminates by reason of his death, Employer shall, within thirty (30) days of death, pay in a lump sum amount to such person as his estate shall designate in a notice filed with Employer or, if no such person is designated, to Executive's estate, (i) Executive's accrued and unpaid Base Salary or, if applicable, his


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      Adjusted Base Salary, through the date of his death, (ii) any unpaid amount of the Retention Bonus, and (iii) any accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation.

      7. Amendment to Subparagraph 8(b). The first and second sentences of subparagraph 8(b) of the Employment Agreement are hereby deleted in their entirety and replaced with the following sentences:

            During any period that Executive is unable to perform his duties hereunder as a result of incapacity due to physical or mental illness or injury, Executive shall continue to receive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary, (ii) any accrued and unpaid amounts of his Retention Bonus, if applicable, and (iii) any accrued and unpaid Incentive Compensation payments under subparagraph 3(b), until and unless Executive's employment is terminated due to Disability in accordance with subparagraph 7(b) or until Executive terminates his employment in accordance with subparagraph 7(e), whichever first occurs. In the event of termination due to Disability, Employer shall, within thirty (30) days of the Disability Effective Date, pay in a lump sum amount to Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary through the Date of Termination, (ii) any unpaid amount of the Retention Bonus, and (iii) any accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation.

      8. Amendment to Subparagraph 8(c). The first sentence of subparagraph 8(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following sentence:

            If Executive's employment is terminated by Executive other than for Good Reason, then Employer shall, through the Date of Termination, pay Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary then in effect on the date Notice of Termination is given, (ii) any accrued but unpaid "Pro Rata Retention Bonus" (as hereinafter defined) if such termination occurs before the last day of the Retention Period, (iii) any accrued, earned and unpaid Incentive Compensation, and (iv) such other benefits as are available under any Employer policy or practice then in effect. Pro Rata Retention Bonus equals the Retention Bonus multiplied by a fraction, the numerator of which is the number of days of Executive's employment during the Retention Period, including the Date of Termination in such period, and the denominator of which is 1,096. Notwithstanding the foregoing, if Executive terminates employment other than for Good Reason during the Retention Period, Executive must remit to Employer the difference between the amount of Retention Bonus already paid to Executive and the Pro Rata Retention Bonus.

      9. Amendment to Subparagraph 8(d). The first sentence of subparagraph 8(d) of the Employment Agreement is hereby deleted in its entirety and replaced with the following sentence:

            If Executive terminates his employment for Good Reason as provided in subparagraph 7(e) or if Executive's employment is terminated by Employer without


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      Cause as provided in subparagraph 7(d), then Employer shall, through the
      Date of Termination, pay Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary then in effect on the date Notice of Termination is given, (ii) any unpaid amount of the Retention Bonus, and (iii) any accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation.

      10. Amendment to Subparagraph 8(e). Subparagraph 8(e) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            If Executive's employment is terminated by Employer for Cause as provided in subparagraph 7(c), then Employer shall, through the Date of Termination, pay Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary then in effect on the date Notice of Termination is given, (ii) any accrued but unpaid Pro Rata Retention Bonus, and (iii) his accrued, earned and unpaid Incentive Compensation. Notwithstanding the foregoing, if Employer terminates Executive's employment for Cause during the Retention Period, Executive must remit to Employer the difference between the amount of the Retention Bonus already paid to Executive and the Pro Rata Retention Bonus.

      11. Amendment to Subparagraph 9(a). In the seventh line of subparagraph 9(a) of the Employment Agreement, the words "Five Million Dollars
($5,000,000.00)" are deleted in their entirety and replaced with the following:
Four Million Dollars ($4,000,000.00).

      12. Amendments to Subparagraph 9(b).

            (a) The period (".") at the end of clause (3) of subparagraph 9(b) of the Employment Agreement is hereby deleted and replaced with the following:
"; and".

            (b) The following section is hereby added to subparagraph 9(b) of the Employment Agreement after clause (3):

            (4) any unpaid amount of the Retention Bonus.

      13. Amendments to Parachute Escrow Agreement.

            (a) The first recital of the Parachute Escrow Agreement attached to Addendum No. 3 as Attachment C (the "Parachute Escrow Agreement") of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            WHEREAS, Wyndham and Executive are parties to that certain Executive Employment Agreement between Wyndham and Executive dated as of March 27, 2000, as amended by the Addenda thereto dated July 13, 2001, November 14, 2001, January 7, 2002, January 28, 2002 and January 6, 2003 (as so amended, the "Employment Agreement"); and

            (b) In the first line of subparagraph 1(a) of the Parachute Escrow Agreement, the word "$5,000,000" is hereby deleted in its entirety and replaced with the following: $4,000,000.


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      14. Governing Law. The validity, interpretation, construction, and performance of this Addendum shall be governed by the laws of the State of Texas (without regard to principles of conflicts of laws).

      15. Counterparts. This Addendum may be executed in several counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have executed this Addendum effective as of the date set forth above.

                                                WYNDHAM INTERNATIONAL, INC.


                                                By: /s/ MARK A. SOLLS
                                                    ----------------------------
                                                    Name:  Mark A. Solls
                                                    Title: Vice President


                                                /s/ FRED J. KLEISNER
                                                --------------------------------
                                                Fred J. Kleisner, Executive


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